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                                     EXHIBIT 11

                                 CHIRON CORPORATION
               STATEMENT OF COMPUTATION OF EARNINGS (LOSS) PER SHARE



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                                                                   THREE MONTHS ENDED
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                                                                MARCH 31,       MARCH 31,
                                                                  1998            1997
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Earnings (loss) per share:

  Income (loss) from continuing operations available to
     common stockholders                                       $(10,851,000)  $ 16,375,000
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     Basic income (loss) per share                             $      (0.06)  $       0.10
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     Diluted income (loss) per share                           $      (0.06)  $       0.09
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  Net income available to common stockholders                  $ 54,481,000   $ 15,336,000
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     Basic income per share                                    $       0.31   $       0.09
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     Diluted income per share                                  $       0.31   $       0.09
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Shares used in earnings (loss) per share computations:

     Weighted-average common shares outstanding                 176,199,000    171,890,000
     Effect of dilutive securities:
       Options and equivalents                                            -      4,526,000
       Warrants                                                           -        194,000
       Performance units                                                  -         16,000
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     Weighted-average common shares outstanding
       plus assumed conversions                                 176,199,000    176,626,000
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